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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-Q (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                             Three Months Ended  Nine Months Ended
                                 September 30,     September 30,
                             ------------------  -----------------
                               2008      2007      2008     2007
                             --------  --------  -------  --------
                             (in thousands, except per share data)
BASIC
Net Income                    $  104    $  597    $  619   $1,791
/ Weighted Average Shares      3,734     3,760     3,730    3,870
                              ------    ------    ------   ------
Basic Earnings Per Share       $0.03    $ 0.16    $ 0.17   $ 0.46
                              ======    ======    ======   ======
DILUTED
Net Income                    $  104    $  597    $  619   $1,791
/ Weighted Average Shares      3,734     3,799     3,732    3,920
                              ------    ------    ------   ------
Diluted Earnings Per Share    $ 0.03    $ 0.16    $ 0.17   $ 0.46
                              ======    ======    ======   ======